Exhibit 99.1

FOR IMMEDIATE RELEASE

October 29, 2020

Columbia Banking System Announces Third Quarter 2020 Results
and Quarterly Cash Dividend

Notable Items for Third Quarter 2020

•Quarterly net income of $44.7 million and diluted earnings per share of $0.63
•Net loans decreased $83.0 million during the third quarter of 2020
•Deposits increased $468.8 million, or 4% during the third quarter of 2020
•Net interest margin of 3.47%, a decrease of 17 basis points from the linked quarter
•Nonperforming assets to period-end assets ratio decreased 5 basis points to 0.29%
•Loan balances subject to deferral down 93% from June 30, 2020
•Regular cash dividend declared of $0.28 per share

TACOMA, Washington, October 29, 2020 -- Clint Stein, President and Chief Executive Officer of Columbia Banking System, Inc. and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s third quarter 2020 earnings, “I’m extremely proud of our bankers’ commitment to our clients and communities as we push through the lingering effects of COVID-19. We continued to experience strong deposit growth during the quarter, helped by our normal seasonal inflows. Loan growth was challenged by soft borrower demand coupled with lower line utilization. Even so, earnings were supplemented as more excess liquidity was deployed into investment securities.” Mr. Stein continued, “In addition, solid performance in our mortgage lending group and improved card transaction volumes, boosted our noninterest income.”

Balance Sheet
Total assets at September 30, 2020 were $16.23 billion, an increase of $312.5 million from the linked quarter. Loans were $9.69 billion, down $83.0 million from June 30, 2020 as loan originations of $279.0 million were more than offset by loan payments and a decrease in loan utilization. Included in the loan originations for the quarter were $9.4 million of loans originated under the Paycheck Protection Program (“PPP”). Interest-earning deposits with banks were $736.4 million, a decrease of $143.8 million from the linked quarter. Debt securities available for sale were $4.28 billion at September 30, 2020, an increase of $587.9 million from $3.69 billion at June 30, 2020. Total deposits at September 30, 2020 were $13.60 billion, an increase of $468.8 million from June 30, 2020 largely due to an increase of $291.2 million in interest-bearing deposits. The deposit mix remained fairly consistent from June 30, 2020 with 51% noninterest-bearing and 49% interest-bearing. The average cost of total deposits for the quarter was 6 basis points, a decrease of 1 basis point from the second quarter of 2020. For additional information regarding this calculation, see the “Net Interest Margin” section.
Chris Merrywell, Columbia’s Executive Vice President and Chief Operating Officer, stated, “As the “shelter-in-place” orders were relaxed during the quarter, our small business clients returned to a new normal for their business operations. Encouragingly, despite the ongoing challenges, most business owners have an optimistic outlook, which was reflected in an uptick in loan origination activity during the last few months.”

Income Statement
Net Interest Income
Net interest income for the third quarter of 2020 was $124.7 million, an increase of $2.9 million and $2.3 million from the linked-quarter and the prior-year period, respectively. The increase in net interest income from the linked quarter was primarily due to lower interest expense on Federal Home Loan Bank (“FHLB”) advances as a result of a $352.9 million decrease in the average balance of FHLB advances during the third quarter of 2020. In addition, an increase in the average balance of taxable securities, partially offset by a decline in rates, also contributed to the rise in net interest income compared to the linked quarter. Net interest income compared to the prior-year period increased primarily as a result of a reduction in interest expense on deposits and FHLB advances partially offset by a decline in interest income on interest-earning assets. The reduction in deposit interest expense was due to the lower interest rate environment while the reduction in interest expense on FHLB advances was principally due to lower average balances of advances. Interest income from securities increased principally due to higher average balances. Partially offsetting these favorable changes to net interest income was a decline in loan interest income due to the lower rate environment. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.
Provision for Credit Losses
The Bank’s provision for credit losses for the third quarter of 2020 was $7.4 million compared to $33.5 million for the linked quarter and $299 thousand for the comparable quarter in 2019. The provision for credit losses for the third quarter of 2020 compared to the linked quarter declined due to an improved economic forecast but remained elevated relative to the prior year principally as a result of COVID-19 and the 2020 downturn in the national and global economies. For more information, please see the “COVID-19 Update” section of this earnings release.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “For the quarter, our credit metrics remained very stable by almost all measures. We are pleased that our thesis on deferrals in the professional healthcare space is playing out as we expected. In addition, the provision for credit losses for the quarter was modest compared to the prior two quarters reflecting our efforts earlier this year to quickly address the challenges the pandemic presented. In this regard, we remain cautious as we head into the winter season and gain distance from the positive effects of earlier fiscal stimulus and loan deferrals.”

Noninterest Income
Noninterest income was $22.5 million for the third quarter of 2020, a decrease of $14.8 million from the linked quarter and $5.6 million from the third quarter of 2019. The decrease compared to the linked quarter was principally due to the sale of Visa Class B shares during the second quarter of 2020. The Bank sold 17,360 shares of Visa Class B restricted stock for a gain of $3.0 million and wrote up its remaining 77,683 Visa Class B restricted shares to fair value resulting in a gain of $13.4 million, for a total gain of $16.4 million. Partially offsetting this decrease in noninterest income was an increase in mortgage banking revenue during the third quarter of 2020 primarily due to a higher volume of mortgage loans originated and sold. The decrease in noninterest income during the third quarter of 2020 compared to the same quarter in 2019 was principally due to a $5.9 million gain from the sale-leaseback of owned real estate during the third quarter of 2019. In addition, treasury management and overdraft fees decreased by $993 thousand and $921 thousand, respectively, compared to the same quarter in 2019. The decrease in overdraft fees was due to an overall decrease in the number of transactions during this pandemic time period as well as clients generally carrying higher cash balances in their deposit accounts. Partially offsetting these decreases in noninterest income was an increase in mortgage banking revenue of $2.3 million compared to the prior year period for the same reason stated above for the linked-quarter comparison.
Noninterest Expense
Total noninterest expense for the third quarter of 2020 was $85.1 million, an increase of $4.3 million compared to the second quarter of 2020 principally due to higher compensation and benefits expense partially offset by decreases in other noninterest and data processing expenses. The increase in compensation and benefits expense was due to the large deferral of labor costs related to the origination of PPP loans during the second quarter of 2020. These costs are treated as a contra expense and reduced compensation and benefits expense. As the number of PPP loan originations declined during the third quarter of 2020 compared to the second quarter, the amount of deferred labor costs decreased. This increase in noninterest expense for the third quarter of 2020 was partially offset by a decrease in the provision for unfunded loan commitments of $2.0 million, which is a component of other noninterest expense. In addition, data processing expense decreased $944 thousand due to the decline in PPP loan origination activity compared to the linked quarter.

Compared to the third quarter of 2019, noninterest expense decreased $2.0 million principally due to legal and professional fees and advertising and promotion expenses partially offset by an increase in other noninterest expense. Legal and professional fees declined $2.7 million while advertising and promotion expenses decreased $1.1 million. Partially offsetting these decreases was a $1.2 million increase in the provision for unfunded loan commitments due to higher estimated loss rates and higher amounts of unfunded loan commitments compared to the same period in 2019.
The provision for unfunded loan commitments for the periods indicated are as follows:

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(in thousands)
Provision (recapture) for unfunded loan commitments	$800	$2,800	$(400)	$4,600	$(750)

Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the third quarter of 2020 was 3.47%, a decrease of 17 basis points and 67 basis points from the linked-quarter and prior-year period, respectively. The decrease in the net interest margin (tax equivalent) compared to the linked-quarter and prior-year period was driven by higher average interest-earning deposits with banks at an average rate of 10 basis points as well as lower rates on the loan and securities portfolios.
Columbia’s operating net interest margin (tax equivalent)1 was 3.46% for the third quarter of 2020, which decreased 18 and 66 basis points compared to the linked-quarter and the prior-year period, respectively. The decreases in the operating net interest margin for the third quarter of 2020 compared to the linked-quarter and the prior-year period were due to the items noted in the preceding paragraph.
The following table highlights the yield on our paycheck protection program loans for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2020
Paycheck Protection Program loans	(dollars in thousands)
Interest income	$5,263	$4,590	$9,853
Average balance	$948,034	$643,966	$533,702
Yield	2.21%	2.87%	2.47%

1 Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

Aaron James Deer, Columbia’s Executive Vice President and Chief Financial Officer, stated, “The net interest margin remained under pressure during the quarter, as ultra-low interest rates and the flat yield curve continued to weigh on asset yields. Notwithstanding some upcoming benefit from PPP forgiveness, this margin pressure is likely to remain a headwind to net interest income given the current rate outlook.”
Asset Quality
At September 30, 2020, nonperforming assets to total assets decreased to 0.29% compared to 0.34% at June 30, 2020. Total nonperforming assets decreased $6.6 million from the linked quarter due to decreases in agriculture and commercial business nonaccrual loans.
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	September 30, 2020	June 30, 2020	December 31, 2019
	(in thousands)
Nonaccrual loans:
Commercial loans:
Commercial real estate	$10,362	$11,155	$3,799
Commercial business	19,313	20,525	20,937
Agriculture	14,913	19,162	5,023
Construction	217	217	—
Consumer loans:
One-to-four family residential real estate	2,405	2,662	3,292
Other consumer	21	11	9
Total nonaccrual loans	47,231	53,732	33,060
OREO and other personal property owned	623	747	552
Total nonperforming assets	$47,854	$54,479	$33,612

Nonperforming assets to total assets was 0.29% at September 30, 2020 compared to 0.34% at June 30, 2020. Nonperforming assets to total loans was 0.49% at September 30, 2020 compared to 0.55% at June 30, 2020.

The following table provides an analysis of the Company’s allowance for credit losses:

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(in thousands)
Beginning balance	$151,546	$122,074	$80,517	$83,968	$83,369
Impact of adopting ASC 326	—	—	—	1,632	—
Charge-offs:
Commercial loans:
Commercial real estate	—	—	(466)	(101)	(1,708)
Commercial business	(3,164)	(5,442)	(2,623)	(10,290)	(8,445)
Agriculture	(1,269)	—	(55)	(5,995)	(194)
Construction	—	—	(17)	—	(232)
Consumer loans:
One-to-four family residential real estate	(16)	—	(202)	(26)	(1,004)
Other consumer	(133)	(198)	(9)	(599)	(64)
Total charge-offs	(4,582)	(5,640)	(3,372)	(17,011)	(11,647)
Recoveries:
Commercial loans:
Commercial real estate	65	13	1,731	92	2,801
Commercial business	1,124	811	349	2,795	1,368
Agriculture	27	1	67	69	189
Construction	11	235	2,555	688	3,329
Consumer loans:
One-to-four family residential real estate	1,301	422	440	2,005	1,224
Other consumer	76	130	74	330	148
Total recoveries	2,604	1,612	5,216	5,979	9,059
Net (charge-offs) recoveries	(1,978)	(4,028)	1,844	(11,032)	(2,588)
Provision for credit losses	7,400	33,500	299	82,400	1,879
Ending balance	$156,968	$151,546	$82,660	$156,968	$82,660

The allowance for credit losses to period-end loans was 1.62% at September 30, 2020 compared to 1.55% at June 30, 2020. Excluding PPP loans, the allowance for credit losses to period-end loans2 was 1.80% at September 30, 2020 compared to 1.72% at June 30, 2020.
Loan Deferrals
The following table shows the loan balances subject to a deferral for the periods indicated:

	September 30, 2020	June 30, 2020
	(in thousands)
Loan balances subject to deferral	$114,372	$1,595,615

2 Allowance for credit losses to period-end loans, excluding PPP is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of allowance for credit losses to period-end loans to allowance for credit losses to period-end loans, excluding PPP loans.

Organizational Update
COVID-19 Update
We continue to monitor the spread of COVID-19 in our communities and adapt to changes in guidance from local healthcare officials. The measures we have taken to provide a safe environment for our team members and clients have been effective.
Branch lobbies across the footprint have remained open for standard business hours to serve clients throughout the quarter. The diligence of our team members and their commitment to the safety of their colleagues and clients has minimized the risk of spread in our facilities and helped us keep operating with minimal disruption.
Throughout the summer our leaders prepared to support team members with school-aged children returning to distanced learning programs. These adjustments have afforded many team members the support needed to help ease the pressures of distanced learning requirements. Responding to these temporary challenges with a variety of flexible options while upholding client service standards has also allowed us to retain existing talent.
Our participation in the Small Business Administration’s (“SBA”) Paycheck Protection Program has entered a new phase as clients began submitting requests for loan forgiveness. We began processing requests as soon as the SBA formally opened their portal. As of October 26th, we have taken over 1,400 applications and approved/submitted nearly 850 of those to the SBA for more than $220.0 million.
Northwest Wildfire Response
The devastating wildfires that swept across Washington and Oregon this summer resulted in significant damage to Northwest forests and neighboring communities. Even those communities spared the devastation of the fires were met with disruption related to weeks of poor air quality. To support recovery efforts, Columbia Bank has donated $25,000 to the Red Cross Northwest Wildfire Relief Fund. In addition, the employee led non-profit Columbia Cares will provide small grants to Northwest families and individuals who have been impacted by the wildfires.
“Our communities have demonstrated tremendous resilience in the face of great challenges this year,” noted Mr. Stein. “We are pleased to support the effort to recover and rebuild through the Red Cross fund and our employee-led Columbia Cares organization.”

Boise NeighborHub
Columbia opened its first retail location in downtown Boise, Idaho on September 28, 2020. The Boise NeighborHub combines client-focused technology and the elevated skill set of a banker with universal sales and support expertise. The opening marks the second location of the bank’s signature NeighborHub concept, which serves the broader community as a hub for educational seminars, local events and community functions in addition to traditional banking and financial services.
“We are delighted to announce the opening of our Boise NeighborHub,” said Chris Merrywell, Executive Vice President and Chief Operating Officer. “Combined with our existing commercial and healthcare banking teams, the new location allows us to offer Boise clients access to our full suite of business, consumer and wealth management solutions.”
Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.28 per common share on November 25, 2020 to shareholders of record as of the close of business on November 11, 2020.
Common Stock Share Repurchase Program
Columbia Banking System’s board of directors has authorized a share repurchase program which permits the repurchase of up to 3.5 million shares, or approximately 5%, of the Company’s outstanding common stock. Repurchases will be made at management’s discretion. “Columbia is committed to driving long term shareholder value and we believe that having a share repurchase program as part of our capital strategy increases the options we have available to achieve this goal,” said Clint Stein, President and Chief Executive Officer.
Interest Rate Collar
Subsequent to quarter end, in October 2020, we terminated our $500 million notional interest rate collar. This termination locked in the $34.9 million value of the interest rate collar and this amount, net of deferred income taxes, will be amortized into interest income through February 2024.

Conference Call Information
    Columbia’s management will discuss the third quarter 2020 financial results on a conference call scheduled for Thursday, October 29, 2020 at 10:00 a.m. Pacific Time (1:00 p.m. ET). Interested parties may join the live-streamed event by using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc/index.jsp?seid=181

The conference call can also be accessed on Thursday, October 29, 2020 at 10:00 a.m. Pacific Time (1:00 p.m. ET) by calling 888-286-8956; Conference ID: 2282428.
A replay of the call can be accessed beginning Friday, October 30, 2020 using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc/index.jsp?seid=181
About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. The bank has been named one of Puget Sound Business Journal's “Washington’s Best Workplaces,” more than 10 times and was recently honored as the #1 bank in the Northwest region by JD Power in the 2020 Retail Banking Satisfaction Study. Columbia was named the #1 bank in the Northwest on the Forbes 2020 list of “America’s Best Banks” marking nearly 10 consecutive years on the publication’s list of top financial institutions.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy as well as the potential effects of the COVID-19 pandemic on Columbia’s business, operations, financial performance and prospects. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov and the Company’s website at www.columbiabank.com, include the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) the effect of COVID-19 and other infectious illness outbreaks that may arise in the future, which has created significant uncertainties in U.S. and global markets, is expected to continue to adversely affect the businesses in which Columbia is engaged; (3) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (4) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (5) costs or difficulties related to the integration of acquisitions may be greater than expected; (6) competitive pressure among financial institutions may increase significantly; (7) failure to maintain effective internal control over financial reporting or disclosure controls and procedures may adversely affect our business; (8) reliance on and cost of technology may increase; and (9) changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, including with regard to COVID-19, have adversely affected and may continue to adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Clint Stein,	Aaron James Deer,
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-305-1921

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				September 30,	June 30,	December 31,
				2020	2020	2019
				(in thousands)
ASSETS
Cash and due from banks				$193,823	$217,461	$223,541
Interest-earning deposits with banks				736,422	880,232	24,132
Total cash and cash equivalents				930,245	1,097,693	247,673
Debt securities available for sale at fair value (amortized cost of $4,081,118, $3,491,307 and $3,703,096, respectively)				4,281,720	3,693,787	3,746,142
Equity securities				13,425	13,425	—
Federal Home Loan Bank (“FHLB”) stock at cost				10,280	16,280	48,120
Loans held for sale				24,407	28,803	17,718
Loans, net of unearned income				9,688,947	9,771,898	8,743,465
Less: Allowance for credit losses				156,968	151,546	83,968
Loans, net				9,531,979	9,620,352	8,659,497
Interest receivable				56,718	59,149	46,839
Premises and equipment, net				164,049	164,362	165,408
Other real estate owned				623	747	552
Goodwill				765,842	765,842	765,842
Other intangible assets, net				28,745	30,938	35,458
Other assets				425,391	429,566	346,275
Total assets				$16,233,424	$15,920,944	$14,079,524
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing				$6,897,054	$6,719,437	$5,328,146
Interest-bearing				6,703,206	6,412,040	5,356,562
Total deposits				13,600,260	13,131,477	10,684,708
FHLB advances				7,427	157,441	953,469
Securities sold under agreements to repurchase				26,966	51,479	64,437
Subordinated debentures				35,139	35,185	35,277
Other liabilities				261,651	268,607	181,671
Total liabilities				13,931,443	13,644,189	11,919,562
Commitments and contingent liabilities
Shareholders’ equity:
	September 30,	June 30,	December 31,
	2020	2020	2019
	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued	73,797	73,770	73,577	1,658,203	1,654,129	1,650,753
Outstanding	71,613	71,586	72,124
Retained earnings				537,011	512,383	519,676
Accumulated other comprehensive income				177,601	181,077	40,367
Treasury stock at cost	2,184	2,184	1,453	(70,834)	(70,834)	(50,834)
Total shareholders’ equity				2,301,981	2,276,755	2,159,962
Total liabilities and shareholders’ equity				$16,233,424	$15,920,944	$14,079,524

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Nine Months Ended
Unaudited	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Interest Income	(in thousands except per share amounts)
Loans	$105,739	$105,496	$112,656	$318,601	$337,657
Taxable securities	19,102	18,343	16,457	58,533	49,790
Tax-exempt securities	2,340	2,257	2,556	6,899	8,237
Deposits in banks	203	136	864	480	1,159
Total interest income	127,384	126,232	132,533	384,513	396,843
Interest Expense
Deposits	2,005	2,094	6,863	7,741	16,337
FHLB advances and Federal Reserve Bank ("FRB") borrowings	166	1,796	2,569	6,191	9,962
Subordinated debentures	468	468	468	1,404	1,404
Other borrowings	19	23	183	178	552
Total interest expense	2,658	4,381	10,083	15,514	28,255
Net Interest Income	124,726	121,851	122,450	368,999	368,588
Provision for credit losses	7,400	33,500	299	82,400	1,879
Net interest income after provision for credit losses	117,326	88,351	122,151	286,599	366,709
Noninterest Income
Deposit account and treasury management fees	6,658	6,092	9,015	20,538	27,030
Card revenue	3,834	3,079	4,006	10,431	11,431
Financial services and trust revenue	3,253	3,163	3,226	9,481	9,608
Loan revenue	6,645	5,607	3,855	16,842	9,840
Bank owned life insurance	1,585	1,618	1,528	4,799	4,644
Investment securities gains, net	—	16,425	—	16,674	2,132
Other	497	1,275	6,400	2,173	10,689
Total noninterest income	22,472	37,259	28,030	80,938	75,374
Noninterest Expense
Compensation and employee benefits	55,133	46,043	54,459	156,018	158,559
Occupancy	8,734	8,812	8,645	26,743	26,166
Data processing	4,510	5,454	5,102	14,804	14,372
Legal and professional fees	3,000	3,483	5,683	8,585	16,810
Amortization of intangibles	2,193	2,210	2,632	6,713	8,029
Business and Occupation ("B&O") taxes	1,559	1,244	1,325	3,427	4,612
Advertising and promotion	680	837	1,752	2,822	3,596
Regulatory premiums	826	1,034	(38)	1,894	1,902
Net benefit of operation of other real estate owned	(160)	(200)	(90)	(348)	(682)
Other	8,640	11,916	7,606	29,561	25,140
Total noninterest expense	85,115	80,833	87,076	250,219	258,504
Income before income taxes	54,683	44,777	63,105	117,318	183,579
Provision for income taxes	9,949	8,195	12,378	21,374	35,257
Net Income	$44,734	$36,582	$50,727	$95,944	$148,322
Earnings per common share
Basic	$0.63	$0.52	$0.70	$1.35	$2.04
Diluted	$0.63	$0.52	$0.70	$1.35	$2.04
Dividends declared per common share - regular	$0.28	$0.28	$0.28	$0.84	$0.84
Dividends declared per common share - special	—	—	—	0.22	0.28
Dividends declared per common share - total	$0.28	$0.28	$0.28	$1.06	$1.12
Weighted average number of common shares outstanding	70,726	70,679	71,803	70,870	72,256
Weighted average number of diluted common shares outstanding	70,762	70,711	71,803	70,906	72,257

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended			Nine Months Ended
Unaudited	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Earnings	(dollars in thousands except per share amounts)
Net interest income	$124,726	$121,851	$122,450	$368,999	$368,588
Provision for credit losses	$7,400	$33,500	$299	$82,400	$1,879
Noninterest income	$22,472	$37,259	$28,030	$80,938	$75,374
Noninterest expense	$85,115	$80,833	$87,076	$250,219	$258,504
Net income	$44,734	$36,582	$50,727	$95,944	$148,322
Per Common Share
Earnings (basic)	$0.63	$0.52	$0.70	$1.35	$2.04
Earnings (diluted)	$0.63	$0.52	$0.70	$1.35	$2.04
Book value	$32.14	$31.80	$29.90	$32.14	$29.90
Tangible book value per common share (1)	$21.05	$20.67	$18.78	$21.05	$18.78
Averages
Total assets	$15,965,485	$15,148,488	$13,459,774	$15,039,925	$13,202,917
Interest-earning assets	$14,492,435	$13,657,719	$11,941,578	$13,549,356	$11,704,702
Loans	$9,744,336	$9,546,099	$8,694,592	$9,370,101	$8,568,746
Securities, including equity securities and FHLB stock	$3,948,041	$3,591,693	$3,102,213	$3,720,268	$3,070,582
Deposits	$13,318,485	$12,220,415	$10,668,767	$12,058,376	$10,376,841
Interest-bearing deposits	$6,527,695	$6,037,107	$5,517,171	$5,984,658	$5,307,212
Interest-bearing liabilities	$6,659,119	$6,514,012	$5,989,042	$6,516,874	$5,878,492
Noninterest-bearing deposits	$6,790,790	$6,183,308	$5,151,596	$6,073,718	$5,069,629
Shareholders’ equity	$2,293,771	$2,254,349	$2,152,916	$2,247,228	$2,098,364
Financial Ratios
Return on average assets	1.12%	0.97%	1.51%	0.85%	1.50%
Return on average common equity	7.80%	6.49%	9.42%	5.69%	9.42%
Return on average tangible common equity (1)	12.41%	10.53%	15.67%	9.31%	15.98%
Average equity to average assets	14.37%	14.88%	16.00%	14.94%	15.89%
Shareholders' equity to total assets	14.18%	14.30%	15.71%	14.18%	15.71%
Tangible common shareholders’ equity to tangible assets (1)	9.76%	9.79%	10.48%	9.76%	10.48%
Net interest margin (tax equivalent)	3.47%	3.64%	4.14%	3.69%	4.28%
Efficiency ratio (tax equivalent) (2)	56.95%	50.09%	56.91%	54.78%	57.25%
Operating efficiency ratio (tax equivalent) (1)	56.33%	54.91%	58.65%	56.16%	57.50%
Noninterest expense ratio	2.13%	2.13%	2.59%	2.22%	2.61%
	September 30,	June 30,	December 31,
Period-end	2020	2020	2019
Total assets	$16,233,424	$15,920,944	$14,079,524
Loans, net of unearned income	$9,688,947	$9,771,898	$8,743,465
Allowance for credit losses	$156,968	$151,546	$83,968
Securities, including equity securities and FHLB stock	$4,305,425	$3,723,492	$3,794,262
Deposits	$13,600,260	$13,131,477	$10,684,708
Shareholders’ equity	$2,301,981	$2,276,755	$2,159,962
Nonperforming assets
Nonaccrual loans	$47,231	$53,732	$33,060
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	623	747	552
Total nonperforming assets	$47,854	$54,479	$33,612
Nonperforming loans to period-end loans	0.49%	0.55%	0.38%
Nonperforming assets to period-end assets	0.29%	0.34%	0.24%
Allowance for credit losses to period-end loans	1.62%	1.55%	0.96%
Net loan charge-offs (for the three months ended)	$1,978	$4,028	$306
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Earnings	(dollars in thousands except per share amounts)
Net interest income	$124,726	$121,851	$122,422	$124,817	$122,450
Provision for credit losses	$7,400	$33,500	$41,500	$1,614	$299
Noninterest income	$22,472	$37,259	$21,207	$21,807	$28,030
Noninterest expense	$85,115	$80,833	$84,271	$86,978	$87,076
Net income	$44,734	$36,582	$14,628	$46,129	$50,727
Per Common Share
Earnings (basic)	$0.63	$0.52	$0.20	$0.64	$0.70
Earnings (diluted)	$0.63	$0.52	$0.20	$0.64	$0.70
Book value	$32.14	$31.80	$30.93	$29.95	$29.90
Averages
Total assets	$15,965,485	$15,148,488	$13,995,632	$13,750,840	$13,459,774
Interest-earning assets	$14,492,435	$13,657,719	$12,487,550	$12,231,779	$11,941,578
Loans	$9,744,336	$9,546,099	$8,815,755	$8,742,246	$8,694,592
Securities, including equity securities and FHLB stock	$3,948,041	$3,591,693	$3,618,567	$3,453,554	$3,102,213
Deposits	$13,318,485	$12,220,415	$10,622,379	$10,959,434	$10,668,767
Interest-bearing deposits	$6,527,695	$6,037,107	$5,383,203	$5,610,850	$5,517,171
Interest-bearing liabilities	$6,659,119	$6,514,012	$6,375,931	$6,058,319	$5,989,042
Noninterest-bearing deposits	$6,790,790	$6,183,308	$5,239,176	$5,348,584	$5,151,596
Shareholders’ equity	$2,293,771	$2,254,349	$2,193,051	$2,170,879	$2,152,916
Financial Ratios
Return on average assets	1.12%	0.97%	0.42%	1.34%	1.51%
Return on average common equity	7.80%	6.49%	2.67%	8.50%	9.42%
Average equity to average assets	14.37%	14.88%	15.67%	15.79%	16.00%
Shareholders’ equity to total assets	14.18%	14.30%	15.77%	15.34%	15.71%
Net interest margin (tax equivalent)	3.47%	3.64%	4.00%	4.11%	4.14%
Period-end
Total assets	$16,233,424	$15,920,944	$14,038,503	$14,079,524	$13,757,760
Loans, net of unearned income	$9,688,947	$9,771,898	$8,933,321	$8,743,465	$8,756,355
Allowance for credit losses	$156,968	$151,546	$122,074	$83,968	$82,660
Securities, including equity securities and FHLB stock	$4,305,425	$3,723,492	$3,591,408	$3,794,262	$3,397,252
Deposits	$13,600,260	$13,131,477	$10,812,756	$10,684,708	$10,855,716
Shareholders’ equity	$2,301,981	$2,276,755	$2,213,602	$2,159,962	$2,161,577
Goodwill	$765,842	$765,842	$765,842	$765,842	$765,842
Other intangible assets, net	$28,745	$30,938	$33,148	$35,458	$37,908
Nonperforming assets
Nonaccrual loans	$47,231	$53,732	$47,647	$33,060	$37,021
OREO and OPPO	623	747	510	552	625
Total nonperforming assets	$47,854	$54,479	$48,157	$33,612	$37,646
Nonperforming loans to period-end loans	0.49%	0.55%	0.53%	0.38%	0.42%
Nonperforming assets to period-end assets	0.29%	0.34%	0.34%	0.24%	0.27%
Allowance for credit losses to period-end loans	1.62%	1.55%	1.37%	0.96%	0.94%
Net loan charge-offs (recoveries)	$1,978	$4,028	$5,026	$306	$(1,844)

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial loans:
Commercial real estate	$4,027,035	$4,032,643	$3,969,974	$3,945,853	$3,746,365
Commercial business	3,836,009	3,859,513	3,169,668	2,989,613	3,057,669
Agriculture	850,290	845,950	754,491	765,371	777,619
Construction	273,176	304,015	308,186	361,533	479,171
Consumer loans:
One-to-four family residential real estate	665,432	692,837	690,506	637,325	654,077
Other consumer	37,005	36,940	40,496	43,770	41,454
Total loans	9,688,947	9,771,898	8,933,321	8,743,465	8,756,355
Less: Allowance for credit losses	(156,968)	(151,546)	(122,074)	(83,968)	(82,660)
Total loans, net	$9,531,979	$9,620,352	$8,811,247	$8,659,497	$8,673,695
Loans held for sale	$24,407	$28,803	$9,701	$17,718	$15,036

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan Portfolio Composition - Percentages	2020	2020	2020	2019	2019
Commercial loans:
Commercial real estate	41.5%	41.2%	44.5%	45.1%	42.7%
Commercial business	39.6%	39.5%	35.5%	34.2%	34.9%
Agriculture	8.8%	8.7%	8.4%	8.8%	8.9%
Construction	2.8%	3.1%	3.4%	4.1%	5.5%
Consumer loans:
One-to-four family residential real estate	6.9%	7.1%	7.7%	7.3%	7.5%
Other consumer	0.4%	0.4%	0.5%	0.5%	0.5%
Total loans	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Deposit Composition - Dollars	(dollars in thousands)
Demand and other noninterest-bearing	$6,897,054	$6,719,437	$5,323,908	$5,328,146	$5,320,435
Money market	2,708,949	2,586,376	2,313,717	2,322,644	2,295,229
Interest-bearing demand	1,322,618	1,274,058	1,131,874	1,150,437	1,059,502
Savings	1,109,155	1,035,723	905,931	882,050	892,438
Interest-bearing public funds, other than certificates of deposit	635,980	623,496	405,810	301,203	629,797
Certificates of deposit, less than $250,000	204,578	210,357	214,449	218,764	223,249
Certificates of deposit, $250,000 or more	105,041	104,330	109,659	151,995	107,506
Certificates of deposit insured by CDARS®	22,609	17,078	17,171	17,065	17,252
Brokered certificates of deposit	5,000	8,427	12,259	12,259	18,852
Reciprocal money market accounts	589,276	552,195	377,980	300,158	291,542
Subtotal	13,600,260	13,131,477	10,812,758	10,684,721	10,855,802
Valuation adjustment resulting from acquisition accounting	—	—	(2)	(13)	(86)
Total deposits	$13,600,260	$13,131,477	$10,812,756	$10,684,708	$10,855,716

	September 30,	June 30,	March 31,	December 31,	September 30,
Deposit Composition - Percentages	2020	2020	2020	2019	2019
Demand and other noninterest-bearing	50.7%	51.2%	49.2%	49.9%	49.0%
Money market	19.9%	19.7%	21.4%	21.7%	21.1%
Interest-bearing demand	9.7%	9.7%	10.5%	10.8%	9.8%
Savings	8.2%	7.9%	8.4%	8.3%	8.2%
Interest-bearing public funds, other than certificates of deposit	4.7%	4.7%	3.8%	2.8%	5.8%
Certificates of deposit, less than $250,000	1.5%	1.6%	2.0%	2.0%	2.1%
Certificates of deposit, $250,000 or more	0.8%	0.8%	1.0%	1.4%	1.0%
Certificates of deposit insured by CDARS®	0.2%	0.1%	0.2%	0.2%	0.2%
Brokered certificates of deposit	—%	0.1%	0.1%	0.1%	0.2%
Reciprocal money market accounts	4.3%	4.2%	3.4%	2.8%	2.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	September 30, 2020			September 30, 2019
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$9,744,336	$106,945	4.37%	$8,694,592	$114,099	5.21%
Taxable securities	3,511,690	19,102	2.16%	2,654,490	16,457	2.46%
Tax exempt securities (2)	436,351	2,962	2.70%	447,723	3,235	2.87%
Interest-earning deposits with banks	800,058	203	0.10%	144,773	864	2.37%
Total interest-earning assets	14,492,435	129,212	3.55%	11,941,578	134,655	4.47%
Other earning assets	235,735			230,140
Noninterest-earning assets	1,237,315			1,288,056
Total assets	$15,965,485			$13,459,774
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$3,200,407	$947	0.12%	$2,589,390	$2,840	0.44%
Interest-bearing demand	1,296,076	337	0.10%	1,049,833	438	0.17%
Savings accounts	1,072,472	36	0.01%	893,395	49	0.02%
Interest-bearing public funds, other than certificates of deposit	621,786	397	0.25%	602,674	2,879	1.90%
Certificates of deposit	336,954	288	0.34%	381,879	657	0.68%
Total interest-bearing deposits	6,527,695	2,005	0.12%	5,517,171	6,863	0.49%
FHLB advances and FRB borrowings	54,173	166	1.22%	400,956	2,569	2.54%
Subordinated debentures	35,161	468	5.30%	35,346	468	5.25%
Other borrowings and interest-bearing liabilities	42,090	19	0.18%	35,569	183	2.04%
Total interest-bearing liabilities	6,659,119	2,658	0.16%	5,989,042	10,083	0.67%
Noninterest-bearing deposits	6,790,790			5,151,596
Other noninterest-bearing liabilities	221,805			166,220
Shareholders’ equity	2,293,771			2,152,916
Total liabilities & shareholders’ equity	$15,965,485			$13,459,774
Net interest income (tax equivalent)		$126,554			$124,572
Net interest margin (tax equivalent)			3.47%			4.14%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $5.0 million and $2.0 million for the three months ended September 30, 2020 and 2019, respectively. The incremental accretion income on acquired loans was $1.7 million and $2.1 million for the three months ended September 30, 2020 and 2019, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.2 million and $1.4 million for the three months ended September 30, 2020 and 2019, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $622 thousand and $679 thousand for the three months ended September 30, 2020 and 2019, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	September 30, 2020			June 30, 2020
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$9,744,336	$106,945	4.37%	$9,546,099	$106,737	4.50%
Taxable securities	3,511,690	19,102	2.16%	3,189,805	18,343	2.31%
Tax exempt securities (2)	436,351	2,962	2.70%	401,888	2,857	2.86%
Interest-earning deposits with banks	800,058	203	0.10%	519,927	136	0.11%
Total interest-earning assets	14,492,435	129,212	3.55%	13,657,719	128,073	3.77%
Other earning assets	235,735			234,019
Noninterest-earning assets	1,237,315			1,256,750
Total assets	$15,965,485			$15,148,488
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$3,200,407	$947	0.12%	$2,939,657	$974	0.13%
Interest-bearing demand	1,296,076	337	0.10%	1,213,182	339	0.11%
Savings accounts	1,072,472	36	0.01%	976,785	38	0.02%
Interest-bearing public funds, other than certificates of deposit	621,786	397	0.25%	559,256	393	0.28%
Certificates of deposit	336,954	288	0.34%	348,227	350	0.40%
Total interest-bearing deposits	6,527,695	2,005	0.12%	6,037,107	2,094	0.14%
FHLB advances and FRB borrowings	54,173	166	1.22%	407,035	1,796	1.77%
Subordinated debentures	35,161	468	5.30%	35,207	468	5.35%
Other borrowings and interest-bearing liabilities	42,090	19	0.18%	34,663	23	0.27%
Total interest-bearing liabilities	6,659,119	2,658	0.16%	6,514,012	4,381	0.27%
Noninterest-bearing deposits	6,790,790			6,183,308
Other noninterest-bearing liabilities	221,805			196,819
Shareholders’ equity	2,293,771			2,254,349
Total liabilities & shareholders’ equity	$15,965,485			$15,148,488
Net interest income (tax equivalent)		$126,554			$123,692
Net interest margin (tax equivalent)			3.47%			3.64%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $5.0 million and $5.1 million for the three months ended September 30, 2020 and June 30, 2020, respectively. The incremental accretion on acquired loans was $1.7 million for both the three months ended September 30, 2020 and June 30, 2020.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.2 million for both the three months ended September 30, 2020 and June 30, 2020. The tax equivalent yield adjustment to interest earned on tax exempt securities was $622 thousand and $600 thousand for the three months ended September 30, 2020 and June 30, 2020, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Nine Months Ended			Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$9,370,101	$322,347	4.60%	$8,568,746	$341,798	5.33%
Taxable securities	3,304,295	58,533	2.37%	2,599,595	49,790	2.56%
Tax exempt securities (2)	415,973	8,733	2.80%	470,987	10,426	2.96%
Interest-earning deposits with banks	458,987	480	0.14%	65,374	1,159	2.37%
Total interest-earning assets	13,549,356	$390,093	3.85%	11,704,702	$403,173	4.61%
Other earning assets	234,044			231,823
Noninterest-earning assets	1,256,525			1,266,392
Total assets	$15,039,925			$13,202,917
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$2,925,672	$3,649	0.17%	$2,571,722	$8,321	0.43%
Interest-bearing demand	1,211,958	1,160	0.13%	1,063,678	1,230	0.15%
Savings accounts	982,507	117	0.02%	893,738	136	0.02%
Interest-bearing public funds, other than certificates of deposit	512,548	1,693	0.44%	380,853	4,831	1.70%
Certificates of deposit	351,973	1,122	0.43%	397,221	1,819	0.61%
Total interest-bearing deposits	5,984,658	7,741	0.17%	5,307,212	16,337	0.41%
FHLB advances and FRB borrowings	455,303	6,191	1.82%	500,448	9,962	2.66%
Subordinated debentures	35,207	1,404	5.33%	35,392	1,404	5.30%
Other borrowings and interest-bearing liabilities	41,706	178	0.57%	35,440	552	2.08%
Total interest-bearing liabilities	6,516,874	$15,514	0.32%	5,878,492	$28,255	0.64%
Noninterest-bearing deposits	6,073,718			5,069,629
Other noninterest-bearing liabilities	202,105			156,432
Shareholders’ equity	2,247,228			2,098,364
Total liabilities & shareholders’ equity	$15,039,925			$13,202,917
Net interest income (tax equivalent)		$374,579			$374,918
Net interest margin (tax equivalent)			3.69%			4.28%
__________
(1)Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $12.5 million and $6.3 million for the nine months ended September 30, 2020 and 2019, respectively. The incremental accretion on acquired loans was $4.8 million and $6.8 million for the nine months ended September 30, 2020 and 2019, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $3.7 million and $4.1 million for the nine months ended September 30, 2020 and 2019, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.8 million and $2.2 million for the nine months ended September 30, 2020 and 2019, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin (tax equivalent) and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin (tax equivalent) and operating efficiency ratio to the Company, there are no standardized definitions for them. As a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin (tax equivalent) and operating efficiency ratio:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$126,554	$123,692	$124,572	$374,579	$374,918
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on acquired loans (2)	(1,665)	(1,675)	(2,072)	(4,831)	(6,770)
Premium amortization on acquired securities	701	975	1,386	2,803	4,816
Interest reversals on nonaccrual loans	393	673	174	1,854	1,462
Operating net interest income (tax equivalent) (1)	$125,983	$123,665	$124,060	$374,405	$374,426
Average interest earning assets	$14,492,435	$13,657,719	$11,941,578	$13,549,356	$11,704,702
Net interest margin (tax equivalent) (1)	3.47%	3.64%	4.14%	3.69%	4.28%
Operating net interest margin (tax equivalent) (1)	3.46%	3.64%	4.12%	3.69%	4.28%

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$85,115	$80,833	$87,076	$250,219	$258,504
Adjustments to arrive at operating noninterest expense:
Net benefit of operation of OREO and OPPO	160	200	113	356	704
Loss on asset disposals	—	(220)	(5)	(224)	(5)
Business and Occupation (“B&O”) taxes	(1,559)	(1,244)	(1,325)	(3,427)	(4,612)
Operating noninterest expense (numerator B)	$83,716	$79,569	$85,859	$246,924	$254,591

Net interest income (tax equivalent) (1)	$126,554	$123,692	$124,572	$374,579	$374,918
Noninterest income	22,472	37,259	28,030	80,938	75,374
Bank owned life insurance tax equivalent adjustment	422	430	406	1,276	1,234
Total revenue (tax equivalent) (denominator A)	$149,448	$161,381	$153,008	$456,793	$451,526

Operating net interest income (tax equivalent) (1)	$125,983	$123,665	$124,060	$374,405	$374,426
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gain, net	—	(16,425)	—	(16,674)	(2,132)
Gain on asset disposals	(247)	(26)	(6,104)	(294)	(6,104)
Operating noninterest income (tax equivalent)	22,647	21,238	22,332	65,246	68,372
Total operating revenue (tax equivalent) (denominator B)	$148,630	$144,903	$146,392	$439,651	$442,798
Efficiency ratio (tax equivalent) (numerator A/denominator A)	56.95%	50.09%	56.91%	54.78%	57.25%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	56.33%	54.91%	58.65%	56.16%	57.50%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $1.8 million for both the three months ended September 30, 2020 and June 30, 2020, $2.1 million for the three months ended September 30, 2019 and $5.6 million and $6.3 million for the nine months ended September 30, 2020 and 2019, respectively.
(2) Beginning January 2020, incremental accretion income on purchased credit impaired loans is no longer presented separate from incremental accretion income on other acquired loans. Prior period amounts have been reclassified to conform with current period presentation.

Non-GAAP Financial Measures - Continued
The Company considers its pre-tax, pre-provision income to be a useful measurement in evaluating the earnings of the Company as it provides a method to assess income. Despite the usefulness of this measure to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following table reconciles the Company’s calculation of the pre-tax, pre-provision income:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Pre-tax, pre-provision income:	(in thousands)
Income before income taxes	$54,683	$44,777	$63,105	$117,318	$183,579
Provision for credit losses	7,400	33,500	299	82,400	1,879
Pre-tax, pre-provision income	$62,083	$78,277	$63,404	$199,718	$185,458

The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for them. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the tangible common equity ratio:

	September 30,	June 30,	September 30,
	2020	2020	2019
Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,301,981	$2,276,755	$2,161,577
Adjustments to arrive at tangible common equity:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(28,745)	(30,938)	(37,908)
Tangible common equity (numerator B)	$1,507,394	$1,479,975	$1,357,827
Total assets (denominator A)	$16,233,424	$15,920,944	$13,757,760
Adjustments to arrive at tangible assets:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(28,745)	(30,938)	(37,908)
Tangible assets (denominator B)	$15,438,837	$15,124,164	$12,954,010
Shareholders’ equity to total assets (numerator A/denominator A)	14.18%	14.30%	15.71%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	9.76%	9.79%	10.48%
Common shares outstanding (denominator C)	71,613	71,586	72,288
Book value per common share (numerator A/denominator C)	$32.14	$31.80	$29.90
Tangible book value per common share (numerator B/denominator C)	$21.05	$20.67	$18.78

Non-GAAP Financial Measures - Continued
The Company considers its ratio of allowance for credit losses to period-end loans, excluding PPP loans, to be a useful measurement in evaluating the adequacy of the amount of allowance for credit losses to loans of the Company as PPP loans are guaranteed by the U.S. Small Business Administration and thus do not require the same amount of reserve for credit losses as do other loans. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following table reconciles the Company’s calculation of the allowance for credit losses to period-end loans:

	September 30,	June 30,	September 30,
	2020	2020	2019
Allowance for credit losses to period-end loans ratio non-GAAP reconciliation:	(dollars in thousands)
Allowance for credit losses ("ACL") (numerator)	$156,968	$151,546	$82,660

Total loans, net of unearned income (denominator A)	9,688,947	9,771,898	8,756,355
Less: PPP loans, net of unearned income (0% ACL)	953,244	941,373	—
Total loans, net of PPP loans (denominator B)	$8,735,703	$8,830,525	$8,756,355

ACL to period-end loans (numerator / denominator A)	1.62%	1.55%	0.94%
ACL to period-end loans, excluding PPP loans (numerator / denominator B)	1.80%	1.72%	0.94%

The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$44,734	$36,582	$50,727	$95,944	$148,322
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	2,193	2,210	2,632	6,713	8,029
Tax effect on intangible amortization	(461)	(464)	(553)	(1,410)	(1,686)
Tangible income applicable to common shareholders (numerator B)	$46,466	$38,328	$52,806	101,247	$154,665
Average shareholders’ equity (denominator A)	$2,293,771	$2,254,349	$2,152,916	2,247,228	$2,098,364
Adjustments to arrive at average tangible common equity:
Average intangibles	(795,650)	(797,855)	(805,033)	(797,853)	(807,676)
Average tangible common equity (denominator B)	$1,498,121	$1,456,494	$1,347,883	$1,449,375	$1,290,688
Return on average common equity (numerator A/denominator A) (1)	7.80%	6.49%	9.42%	5.69%	9.42%
Return on average tangible common equity (numerator B/denominator B) (2)	12.41%	10.53%	15.67%	9.31%	15.98%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.